Exhibit 10.32

Final 6/1/07

THIRD ADDENDUM TO SERVICING AGREEMENT

This Third Addendum dated and effective as of June 1, 2007 (the “Addendum”) is made to the Servicing Agreement dated as August 21, 2001 and amended as of July 1, 2004 and April 1, 2005 (the “Agreement”) by and between GMAC Mortgage, LLC (the “Affiliate”), a Delaware limited liability company [formerly known as GMAC Mortgage Corporation,] and GMAC Bank (the “Bank” or “GMACB”), a Utah industrial bank.

Explanatory Statement

1. The Agreement was assumed by the Bank pursuant to the terms and conditions of the Purchase and Assumption Agreement dated as of November 20, 2006.

2. The Affiliate and the Bank wish to amend the Agreement to provide additional terms and conditions governing the Affiliate’s performance of Servicing on behalf of the Bank.

3. It is the intent of the Bank and the Affiliate that this Addendum comply with the requirements of Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve Board’s Regulation W.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. The capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Agreement.

2. Article 1 of the Agreement is hereby amended to include the following definitions:

Applicable Requirements. Applicable Requirements means (a) all federal, state and local legal and regulatory requirements (including statutes, rules, regulations and ordinances) applicable to the Bank, (b) all other requirements and guidelines of FDIC, the Utah Department of Financial Institutions, and any other governmental body or officer having jurisdiction over the Bank, (c) all judicial and administrative judgments, orders, stipulations, awards, writs, and injunctions applicable to the Bank, (d) the Bank’s Affiliate Transaction Policy, as it may be amended from time to time.

3. Article 5 of the Agreement is hereby amended to include Section 5.2 as follows:

5.2 Information and Reports; Cooperation in Audits, Reviews and Inspections. The Affiliate shall prepare and deliver to the Bank, regularly and on a timely basis, such information and reports as the Bank shall reasonably request or require from time to time regarding any and all aspects of the Services. The Affiliate shall cooperate with the Bank and its accountants, auditors, fidelity and deposit insurance underwriters, and federal and state regulators and other similar parties in conducting such audits, reviews and inspections of the Services as the Bank and such parties shall reasonably require from time to time. Such cooperation shall include providing access upon reasonable notice to books, records, management, and physical locations of the Affiliate that pertain to the implementation of this Agreement.

4. Article 11 of the Agreement is hereby amended and supplemented by the insertion of the following Section 11.3a:

11.3a Incorporation of Exhibits; Exhibits attached hereto shall be incorporated herein and shall be understood to be a part hereof as though included in the body of this Agreement.

5. Exhibit E to the Agreement is hereby deleted.

6. Any conflict between the provisions of this Addendum and those of the Agreement shall be resolved in favor of the provisions of this Addendum. Except as expressly set forth in this Addendum, no modification of the Agreement is made or intended to be made by this Addendum, and the Agreement, as amended by this Addendum, is confirmed and reaffirmed by the Affiliate and the Bank and shall be and remain in full force and effect.

IN WITNESS WHEREOF, each of the undersigned parties to this Addendum has caused this Addendum to be duly executed in its name by one of its duly authorized officers or members, all as of the date first above written.

ATTEST:	GMAC Mortgage, LLC

	By:	/s/ David Bricker
	Its:	CFO

ATTEST:	GMAC BANK

	By:	/s/ Robert E. Groody
	Its:	Chief Mortgage Accountant

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